---------------------------------------------------------------------------------------------------------------------------------------
     Client Strategy Guide: September 2012
     Offerings

---------------------------------------------------------------------------------------------------------------------------------------
     ---------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------
     This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley [AND] Co. LLC, or Citigroup Global Markets Inc. and you           September 2012
     should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

       STRUCTURED INVESTMENTS

       This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley [AND] Co. LLC, or Citigroup
       Global Markets Inc., and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
                                                                                                                                                 Free Writing Prospectus
                                                                                                                                                 Dated September 14, 2012
                                                                                                                                                 Registration Statement No. 333-178081
       Client Strategy Guide: September 2012 Offerings                                                                                           Filed Pursuant to Rule 433

Morgan Stanley Smith Barney
Client Strategy Guide: September 2012 Offerings Page 2

Table of Contents

Important Information Regarding Offering Documents ..... page 3
Selected Features & Risk Disclosures ..... page 4
Structured Investments Spectrum ..... page 5

Tactical Offerings
Offerings with terms of 18 months or less

Enhanced Yield	Contingent Income Auto-Callable Securities based on Starbucks Corporation (SBUX) by Morgan Stanley ..... page 6

Leveraged Performance	PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley ..... page 7

Strategic Offerings
Offerings with terms of more than 18 months

Leveraged Performance	Buffered PLUS℠ based on the S&P 500® Index (SPX) by Morgan Stanley ..... page 8
	..... page 9
	Uncapped Enhanced Trigger Jump Securities based on the EURO STOXX 50® Index (SX5E) by Morgan Stanley ..... page 10
	Uncapped Enhanced Trigger Jump Securities based on the S&P 500® Index (SPX) by Morgan Stanley ..... page 11

Partial Principal at Risk Securities	..... page 12

Market-Linked Notes and Market-Linked Deposits - FDIC Insured	..... page 13
	..... page 14

Selected Risks & Considerations ..... page 15

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
September 2012

     Important Information Regarding Offering Documents

     The  products  set  forth in the  following  pages  are  intended  as a  general  indication  only of the  Structured
     Investments  offerings  available  through  Morgan  Stanley Smith Barney  through the date when the  ticketing  closes for each offering.  Morgan Stanley Smith Barney or the applicable issuer reserves the right to terminate any offering prior to its trade date, to postpone the trade date, or to close ticketing  early on any offering.  The information set forth herein provides only a summary of terms and does not contain the complete terms and  conditions for any offering of an SEC Registered  Offering or a
     Market-Linked  Certificate of Deposit.  You should read the complete offering  materials  referenced below before you invest in any product.

     Additional Information for SEC Registered (Public) Offerings

     Each issuer has separately filed a registration  statement  (including a prospectus) with the Securities [AND] Exchange  Commission
     (or SEC),  for the offerings by that issuer to which this  Strategy  Guide  relates.  Before you invest in any of the offerings identified in this Strategy Guide,  you should read the prospectus and the applicable  registration  statement,  the applicable pricing  supplement,  prospectus  supplements and any other documents  relating to the offering that the applicable  issuer has filed with the SEC for more complete  information  about the applicable  issuer and the offering.  You may get these  documents without cost by visiting EDGAR on the SEC web site at www.sec.gov.
     o    For Registered Offerings Issued by Morgan Stanley: Morgan Stanley's CIK on the SEC web site is 0000895421

     Alternatively,  Morgan  Stanley Smith Barney will arrange to send you the  prospectus  and any other  documents  related to the offering  electronically  or  hard  copy  if you so  request  by  calling  the  toll-free  number  1-800-584-6837  or  emailing
     prospectus@morganstanley.com or by calling your Morgan Stanley Smith Barney Financial Advisor.

     The  securities  described  herein  (other than the  market-linked  certificates  of deposit) are not bank deposits and are not insured by the Federal  Deposit  Insurance  Corporation  or any other  governmental  agency,  nor are they  obligations  of, or guaranteed by, a bank.

     Additional Information for Market-Linked Certificates of Deposit (MLDs)

     MLDs are not SEC  registered  offerings.  Before  you  invest in any MLD,  you  should  read the  complete  offering  materials applicable to such MLD. For indicative terms and conditions on any  Market-Linked  Certificate of Deposit,  please contact your
     Morgan Stanley Smith Barney Financial Advisor or call the toll-free number 1-800-584-6837.
     Each issuer listed above is the issuer for offerings only where expressly  identified.  None of the issuers are responsible for the filings made with the SEC by the other issuers identified in this document.

     Selected Features [AND] Risk Disclosures

     Features
     Structured  Investments offer investors choices in terms of underlying  asset,  market view, time horizon,  potential returns and risk tolerance.
     Such features may include:
        o   Varying levels of exposure to potential capital appreciation or depreciation
        o   Returns based on a defined formula
        o   Variety of underlying assets, including equities, commodities, currencies and interest rates
        o   Minimum investment of $1,000, unless otherwise noted
     Key Risks
     An investment  in  Structured  Investments  involves a variety of risks.  The  following are some of the  significant risks related to Structured  Investments. Please refer to the "Selected Risks [AND] Considerations" section at the end of this brochure for a fuller description of these risk factors.
     The market price of Structured  Investments may be influenced by a variety of unpredictable factors.  Several factors may influence the value of a particular  Structured  Investment in the  secondary  market,  including,  but not limited to, the value and volatility of the underlying  asset,  interest rates,  credit spreads charged by the market for taking the applicable issuer's credit risk,  dividend rates on any equity  underlying asset, and time remaining to maturity.  In addition,  we expect that the secondary market price of a Structured  Investment will be adversely  affected by the fact that the issue price of the
     Structured Investment includes the agent's commissions and expected profit.
     Issuer credit risk. All payments on  Structured  Investments are dependent on the applicable  issuer's ability to pay all amounts due and therefore investors are subject to the credit risk of the applicable issuer.
     Secondary trading may be limited.  There may be little or no secondary market for a particular  Structured  Investment.  If the applicable pricing supplement so specifies,  we may apply to list a Structured  Investment on a securities exchange,  but it is not possible to predict whether any Structured  Investment will meet the listing requirements of that particular  exchange,  or if listed, whether any secondary market will exist.
     Appreciation  potential or  participation  in the  underlying  asset may be limited.  The terms of a Structured  Investment may limit the maximum payment at maturity or the extent to which the return reflects the performance of the underlying asset.
     Potential  loss of  principal.  The terms of a  Structured  Investment  may not  provide  for the  return of  principal  and an investment  may result in a loss of some or all of your  principal.  Even where  repayment  of principal is provided for by the terms of the  Structured  Investment,  it is still  subject  to the credit  risk of the  applicable  issuer and the  applicable issuer's ability to repay its obligations.  In addition, you may receive less, and possibly significantly less, than the stated
     principal amount if you sell your investment prior to maturity.
     Structured  Investments  that provide for repayment of principal  typically do not make periodic  interest  payments.
     Unlike ordinary debt securities,  Structured Investments that provide for repayment of principal typically do not pay interest.  Instead,  at maturity,  the investor  receives the principal amount plus a supplemental  redemption  amount, if any, based on the performance of the underlying asset, in each case, subject to the credit risk of the applicable issuer.
     You may receive  only the  principal  amount at maturity for  Structured  Investments  that provide for  repayment of principal.  Because the  supplemental  redemption  amount due at maturity on these  Structured  Investments may equal zero, the return on your investment  (i.e.,  the effective yield to maturity) may be less than the amount that would be paid on an ordinary  debt  security.  The return of only the  principal  amount at maturity may not  compensate  you for the effects of inflation or other factors relating to the value of money over time.
     Potential  conflicts.  The issuer of a Structured  Investment and its affiliates may play a variety of roles in connection with the Structured  Investment,  including acting as calculation  agent and hedging the issuer's  obligations  under the Structured
     Investment. Such activity could adversely affect the payouts to investors on Structured Investments.
     The  aforementioned  risks are not intended to be an  exhaustive  list of the risks  associated  with a  particular  Structured
     Investment offering.  Before you invest in any Structured Investment,  you should thoroughly review the particular investment's prospectus and related offering materials for a comprehensive  description of the risks and considerations  associated with the offering.

Structured Investments Spectrum

Structured Investments can be divided into six broad categories, each aimed at offering structural characteristics designed to help investors pursue specific financial objectives - Market-Linked Deposits - FDIC Insured, Market-Linked Notes,
Partial Principal at Risk Securities, Enhanced Yield, Leveraged Performance and Access.

   Market-Linked Deposits - FDIC Insured combine the repayment of all principal at      o    May be appropriate for investors who do not require periodic interest
   maturity, subject to applicable FDIC insurance limits and issuer credit risk, with        payments, are concerned about principal at risk, and who are willing to
   the potential for capital appreciation based on the performance of an underlying          forgo some upside in exchange for the repayment of all principal at
   asset.                                                                                    maturity, subject to applicable FDIC insurance limits and issuer credit risk.

   Market-Linked Notes combine the repayment of all principal at maturity subject to    o   May be appropriate for investors who do not require periodic interest
   issuer credit risk, with the potential for capital appreciation based on the              payments, are concerned about principal at risk, do not require FDIC
   performance of an underlying asset.  Market-Linked Notes do not have the benefit of       insurance on their investment, and who are willing to forgo some upside
   FDIC insurance.                                                                           in exchange for the repayment of all principal at maturity, subject to issuer credit risk.

   Partial Principal at Risk Securities combine the repayment of some principal at      o    May be appropriate for investors who do not require periodic interest
   maturity, subject to issuer credit risk, with the potential for capital appreciation      payments, are concerned about principal at risk, do not require FDIC
   based on the performance of an underlying asset.                                          insurance on their investment, and who are willing to risk a portion of their principal and forgo some upside return in exchange for the issuer's obligation to repay some principal at maturity.

   Enhanced Yield Investments seek to potentially generate current income greater than  o    May be appropriate for investors who are willing to forgo some or all of
   that of a direct investment in an underlying asset with the investor accepting full       the appreciation in the underlying asset and assume full downside
   exposure to the downside with limited or no opportunity for capital appreciation.         exposure to the underlying asset in exchange for enhanced yield in the form of above-market interest payments.

   Leveraged Performance Investments allow investors the possibility of capturing       o    May be appropriate for investors who expect only modest changes in the
   enhanced returns relative to an underlying asset's actual performance within a given      value of the underlying asset and who are willing to give up
   range of performance in exchange for giving up returns above the specified cap, in        appreciation on the underlying asset that is beyond the performance
   addition to accepting full downside exposure to the underlying asset.                     range, and bear the same or similar downside risk associated with owning the underlying asset.

   Access Investments provide exposure to a market sector, asset class, theme or        o    May be appropriate for investors interested in diversification of, and
   investment strategy that may not be easily accessible to an individual investor by        exposure to, difficult to access underlying asset classes, market
   means of traditional investments.                                                         sectors or investment strategies.

     Opportunities in placecountry-regionU.S.
     Equities

     Enhanced Yield        |_|      Contingent Income Auto-Callable Securities based on Starbucks Corporation (SBUX)
     Strategy       o  Potential yield enhancement strategy for investors with a range-bound view              Risk             o All principal is at risk under the terms of
                       on Starbucks Corporation                                                                                   the securities
                    o  Opportunity to receive a contingent quarterly coupon, provided that the                                  o Investors will not participate in any
                       underlying stock closes at or above the predetermined downside threshold level on                          appreciation of the underlying stock and the
                       the related determination date                                                                             return on the securities will be limited to the
                    o  The securities will be automatically redeemed for par plus the contingent                                  contingent quarterly coupons earned during the
     Overview          coupon payment if, on any determination date, the closing price of the underlying                          term of the securities
                       stock is at or above the initial share price                                                             o Contingent quarterly payments may be zero
                    o  The securities provide repayment of principal at maturity but only if the               Considerations     for some or all quarterly periods
                       underlying stock closes at or above the predetermined downside threshold level on                        o All payments are subject to the credit risk
                       the final determination date                                                                               of the issuer

     Contingent Income Auto-Callable Securities do not guarantee the payment of interest or the repayment of principal. Instead, the securities offer the opportunity for investors to earn a contingent quarterly payment equal to 2.5% to 3.5% of the stated
     principal amount, but only with respect to each determination date on which the closing price of the underlying stock is greater than or equal to 75% of the initial share price, which we refer to as the downside threshold level. In addition, if the closing price of the underlying stock is greater than or equal to the initial share price on any determination date, the securities will be automatically redeemed for an amount per security equal to the stated principal amount and the contingent quarterly payment.
     However, if the securities are not automatically redeemed prior to maturity, the payment at maturity due on the securities will be either (i) the stated principal amount and any contingent quarterly payment or (ii) a number of shares of the underlying stock, or at our option the cash value thereof, that will be significantly less than the principal amount of the securities if the closing price of the underlying stock is below the downside threshold level on the final determination date. Moreover, if on any determination date the closing price of the underlying stock is less than the downside threshold level, you will not receive any contingent quarterly payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent quarterly payment and also the risk of receiving shares of the underlying stock, or the cash value thereof, that are worth significantly less than the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation of the underlying stock. The securities are senior unsecured obligations of Morgan Stanley, issued as part of Morgan Stanley's Series F
     Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.

                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Issuer                               Morgan Stanley
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Underlying Stock                     Starbucks Corporation (SBUX) common stock
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Maturity Date                        September    , 2013 (approximately 1 year)
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Early Redemption                     If, on any of the first three Determination Dates, the Determination Closing Price of the Underlying Stock is greater than or equal to the Initial
                                          Share Price, the securities will be automatically redeemed for an Early Redemption Payment on the third business day following the related
                                          Determination Date.
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Early Redemption Payment             The Early Redemption Payment will be an amount equal to (i) the Stated Principal Amount plus (ii) the Contingent Quarterly Payment with respect to the related Determination Date.
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Determination Closing Price          The closing price of the Underlying Stock on any Determination Date other than the Final Determination Date times the Adjustment Factor on such
                                          Determination Date
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Contingent Quarterly Payment         o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is greater than or equal to the Downside
                                          Threshold Level, we will pay a Contingent Quarterly Payment of $0.25 to $0.35 (2.5% to 3.5% of the Stated Principal Amount) per security on the related Contingent Payment Date.  The actual Contingent Quarterly Payment will be determined on the Pricing Date.
                                          o If, on any Determination Date, the Determination Closing Price or the Final Share Price, as applicable, is less than the Downside Threshold
                                          Level, no Contingent Quarterly Payment will be made with respect to that Determination Date.
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Determination Dates                  December    , 2012, March    , 2013, June    , 2013 and September    , 2013, subject to postponement for non-trading days and certain market
                                          disruption events.  September    , 2013 is also referred to as the Final Determination Date.
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Contingent Payment Dates             With respect to each Determination Date other than the Final Determination Date, the third business day after the related Determination Date.  The payment of the Contingent Quarterly Payment, if any, with respect to the Final Determination Date will be made on the Maturity Date.
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Payment at Maturity                  o If the Final Share Price is greater than or equal to the Downside Threshold Level: (i) the Stated Principal Amount plus (ii) the Contingent
                                          Quarterly Payment with respect to the Final Determination Date
                                          o If the Final Share Price is less than the Downside Threshold Level: (i) a number of shares of the Underlying Stock equal to the product of the
                                          Exchange Ratio and the Adjustment Factor, each as of the Final Determination Date, or (ii) at the issuer's option, the cash value of such shares as of the Final Determination Date
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Initial Share Price                  The closing price of the Underlying Stock on the Pricing Date
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Final Share Price                    The closing price of the Underlying Stock on the Final Determination Date times the Adjustment Factor on such date
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Exchange Ratio                       The Stated Principal Amount divided by the Initial Share Price
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Adjustment Factor                    1.0, subject to adjustment in the event of certain corporate events affecting the Underlying Stock
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Downside Threshold Level             75% of the Initial Share Price
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Issue Price/Stated Principal Amount  $10 per security
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Listing                              The securities will not be listed on any securities exchange.
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------
     Expected Pricing Date1               This offering is expected to close for ticketing on Thursday, September 27, 2012
                                          ----------------------------------------------------------------------------------------------------------------------------------------------------

1 Expected Pricing Dates are subject to change.  Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date.  Some terms are subject to change.  Terms will be fixed on the pricing date for the investment.

MorganStanley SmithBarney
Client Strategy Guide: September 2012 Offerings
Page 7

Opportunities in U.S. Equities

Leveraged Performance

PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview	• Leveraged exposure within a certain range of positive index performance and the same downside risk as a direct investment with 1-for-1 downside exposure • May be appropriate for investors anticipating moderate appreciation of the S&P 500® Index and seeking enhanced returns within a certain range of positive index performance, in exchange for an appreciation potential limited by the maximum payment at maturity
Risk Considerations	✓ All principal is at risk under the terms of the PLUS ✓ Full downside exposure to the S&P 500® Index ✓ Appreciation potential is limited by the maximum payment at maturity ✓ Does not provide for current income; no interest payments

The PLUS are senior unsecured obligations of Morgan Stanley, will pay no interest, do not guarantee any return of principal at maturity and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the underlying index has **appreciated** in value, investors will receive the stated principal amount of their investment plus leveraged upside performance of the underlying index, subject to the maximum payment at maturity. However, if the underlying index has **depreciated** in value, investors will lose 1% for every 1% decline. The PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage feature, which applies to a limited range of positive performance of the underlying index. **Investors may lose their entire initial investment in the PLUS.** The PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the PLUS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	October , 2013 (approximately 13 months)
Leverage Factor	300%
Payment at Maturity	• If the Final Index Value is *greater than* the Initial Index Value, $10 + Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is *less than or equal to* the Initial Index Value, $10 × Index Performance Factor *This amount will be less than or equal to the Stated Principal Amount of $10.*
Leveraged Upside Payment	$10 × Leverage Factor × Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The closing value of the Underlying Index on the Pricing Date
Final Index Value	The closing value of the Underlying Index on the Valuation Date
Valuation Date	October , 2013 subject to adjustment for non-index business days and certain market disruption events
Maximum Payment at Maturity	$11.45 to $11.75 per PLUS (114.5% to 117.5% of the Stated Principal Amount) per PLUS. The actual Maximum Payment at Maturity will be determined on the Pricing Date.
Index Performance Factor	Final Index Value / Initial Index Value
Issue Price/Stated Principal Amount	$10 per PLUS
Listing	The PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, September 27, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
September 2012

MorganStanley SmithBarney
Client Strategy Guide: September 2012 Offerings Page 8

Opportunities in U.S. Equities

Leveraged Performance

○ Buffered PLUS[SM] based on the S&P 500® Index (SPX)

Strategy Overview	• Leveraged exposure to the S&P 500® Index up to the maximum payment at maturity, with full downside exposure to the extent a decline in the S&P 500® Index exceeds the buffer amount at maturity • May be appropriate for investors who anticipate moderate appreciation of the S&P 500® Index and are willing to forgo some upside exposure compared to a PLUS without a buffer, in the form of less leverage and/or a lower maximum payment at maturity, for limited protection against depreciation of the underlying index

Risk Considerations	✓ 90% of principal is at risk under the terms of the Buffered PLUS ✓ Full downside exposure to the S&P 500® Index beyond the buffer amount ✓ Appreciation potential is limited by the maximum payment at maturity ✓ Does not provide for current income; no interest payments

The Buffered PLUS offered are senior unsecured obligations of Morgan Stanley, will pay no interest, provide a minimum payment at maturity of only 10% of the stated principal amount and have the terms described in the accompanying product supplement for PLUS, index supplement and prospectus, as supplemented or modified by the applicable pricing supplement. At maturity, if the underlying index has appreciated in value, investors will receive the stated principal amount of their investment plus upside performance of the underlying index, subject to the maximum payment at maturity. If the underlying index has depreciated in value, but the underlying index has not declined by more than the specified buffer amount, the Buffered PLUS will redeem for par. If the underlying index has declined by more than the buffer amount, investors will lose 1% for every 1% decline beyond the specified buffer amount, subject to the minimum payment at maturity. **Investors may lose up to 90% of the stated principal amount of the Buffered PLUS.** The Buffered PLUS are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income and upside above the maximum payment at maturity in exchange for the leverage and buffer features that in each case apply to a limited range of performance of underlying index. The Buffered PLUS are senior notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the Buffered PLUS are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	September , 2014 (approximately 2 years)
Leverage Factor	200%
Buffer Amount	10%
Payment at Maturity	• If the Final Index Value is *greater than* the Initial Index Value: $10 + the Leveraged Upside Payment *In no event will the Payment at Maturity exceed the Maximum Payment at Maturity.* • If the Final Index Value is *less than or equal to* the Initial Index Value but has decreased from the Initial Index Value by an amount *less than or equal to* the Buffer Amount of 10%: $10 • If the Final Index Value is *less than* the Initial Index Value and has decreased from the Initial Index Value by an amount *greater than* the Buffer Amount of 10%: ($10 x the Index Performance Factor) + $1 *This amount will be less than the Stated Principal Amount of $10. However, under no circumstances will the Payment at Maturity be less than $1 per Buffered PLUS.*
Leveraged Upside Payment	$10 x Leverage Factor x Index Percent Increase
Index Percent Increase	(Final Index Value – Initial Index Value) / Initial Index Value
Initial Index Value	The closing value of the Underlying Index on the Pricing Date
Final Index Value	The closing value of the Underlying Index on the Valuation Date
Valuation Date	September , 2014, subject to postponement for non-index business days and certain market disruption events
Index Performance Factor	Final Index Value / Initial Index Value
Maximum Payment at Maturity	$12.10 to $12.50 per Buffered PLUS (121% to 125% of the Stated Principal Amount). The actual Maximum Payment at Maturity will be determined on the Pricing Date.
Minimum Payment at Maturity	$1 per Buffered PLUS (10% of the Stated Principal Amount)
Issue Price/Stated Principal Amount	$10 per Buffered PLUS
Listing	The Buffered PLUS will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, September 27, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
September 2012

          [Information related to offerings to be issued by issuers that are not affiliated with Morgan Stanley has been redacted]

MorganStanley SmithBarney
Client Strategy Guide: September 2012 Offerings Page 10

Opportunities in International Equities

Leveraged Performance

Uncapped Enhanced Trigger Jump Securities based on the EURO STOXX 50® Index (SX5E)

Strategy Overview	• Opportunity to gain exposure to an international equity index and provide diversification of underlying asset class exposure • Limited protection against loss and can potentially outperform the underlying index for a certain range of performance of the underlying index due to the fixed percentage if the final index value is **above** 65% of the initial index value

Risk Considerations	✓ All principal is at risk under the terms of the Uncapped Enhanced Trigger Jump Securities ✓ Full downside exposure to the negative performance of the underlying index if the underlying index declines in value by more than 65% from the pricing date to the valuation date ✓ Does not provide for current income; no interest payments ✓ Risks associated with investments in securities linked to the value of foreign equity securities

Uncapped Enhanced Trigger Jump Securities, which we refer to as the securities, will pay an amount in cash at maturity that may be greater than or less than the stated principal amount depending on the closing value of the underlying index **on the valuation date**. If the closing value of the underlying index is **above** 65% of the initial index value on the valuation date, you will receive, in addition to the principal amount, a return based on the greater of the index percent change and the specified fixed percentage. However, if the closing value of the underlying index **is at or below** 65% of the initial index value on the valuation date, the payment at maturity will be solely based on the index percent change and, therefore, you will be fully exposed to the negative performance of the underlying index as of the valuation date. The securities are for investors who seek a foreign equity index-based return and who are willing to risk their principal and forgo current income in exchange for the potential of receiving at least the fixed percentage return if the final index value is above the specified downside threshold value. **The payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero.** The securities are senior unsecured notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	EURO STOXX 50® Index (SX5E)
Maturity Date	September , 2015 (approximately 3 years)
Payment at Maturity	$10 + Index Return Amount. This payment may be greater than or less than the Stated Principal Amount.
Index Return Amount	• If the Final Index Value is ***above*** the Downside Threshold Value, the Index Return Amount will equal: $10 x [the greater of (i) the Index Percent Change and (ii) the Fixed Percentage] • If the Final Index Value is ***at or below*** the Downside Threshold Value, the Index Return Amount will equal: $10 x the Index Percent Change ***In this scenario, the Payment at Maturity will be equal to or less than $6.50 per Stated Principal Amount of securities and could be zero. There is no minimum payment at maturity on the securities.***
Fixed Percentage	15% to 20%. The actual Fixed Percentage will be determined on the Pricing Date.
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Downside Threshold Value	65% of the Initial Index Value
Maximum Payment at Maturity	There is no maximum payment at maturity.
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Valuation Date
Valuation Date	September , 2015, subject to adjustment for non-index business days and certain market disruption events
Issue Price/Stated Principal Amount	$10 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, September 27, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.
September 2012

MorganStanley SmithBarney

Client Strategy Guide: September 2012 Offerings Page 11

Opportunities in U.S. Equities

Leveraged Performance

Uncapped Enhanced Trigger Jump Securities based on the S&P 500® Index (SPX)

Strategy Overview	• Opportunity to gain exposure to a U.S. equity index and provide diversification of underlying asset class exposure • Limited protection against loss and can potentially outperform the underlying index for a certain range of performance of the underlying index due to the fixed percentage if the final index value is **above** 65% of the initial index value

Risk Considerations	✓ All principal is at risk under the terms of the Uncapped Enhanced Trigger Jump Securities ✓ Full downside exposure to the negative performance of the underlying index if the underlying index declines in value by more than 65% from the pricing date to the valuation date ✓ Does not provide for current income; no interest payments

Uncapped Enhanced Trigger Jump Securities, which we refer to as the securities, will pay an amount in cash at maturity that may be greater than or less than the stated principal amount depending on the closing value of the underlying index **on the valuation date**. If the closing value of the underlying index is **above** 65% of the initial index value on the valuation date, you will receive, in addition to the principal amount, a return based on the greater of the index percent change and the specified fixed percentage. However, if the closing value of the underlying index **is at or below** 65% of the initial index value on the valuation date, the payment at maturity will be solely based on the index percent change and, therefore, you will be fully exposed to the negative performance of the underlying index as of the valuation date. The securities are for investors who seek an equity index-based return and who are willing to risk their principal and forgo current income in exchange for the potential of receiving at least the fixed percentage return if the final index value is above the specified downside threshold value. **The payment at maturity may be less, and potentially significantly less, than the stated principal amount and could be zero.** The securities are senior unsecured notes issued as part of Morgan Stanley's Series F Global Medium-Term Notes program. All payments on the securities are subject to the credit risk of Morgan Stanley.

Issuer	Morgan Stanley
Underlying Index	S&P 500® Index (SPX)
Maturity Date	September , 2017 (approximately 5 years)
Payment at Maturity	$10 + Index Return Amount. This payment may be greater than or less than the Stated Principal Amount.
Index Return Amount	• If the Final Index Value is ***above*** the Downside Threshold Value, the Index Return Amount will equal: $10 x [the greater of (i) the Index Percent Change and (ii) the Fixed Percentage] • If the Final Index Value is ***at or below*** the Downside Threshold Value, the Index Return Amount will equal: $10 x the Index Percent Change ***In this scenario, the Payment at Maturity will be equal to or less than $6.50 per Stated Principal Amount of securities and could be zero. There is no minimum payment at maturity on the securities.***
Fixed Percentage	38% to 43%. The actual Fixed Percentage will be determined on the Pricing Date.
Index Percent Change	(Final Index Value – Initial Index Value) / Initial Index Value
Downside Threshold Value	65% of the Initial Index Value
Maximum Payment at Maturity	There is no maximum payment at maturity.
Initial Index Value	The index closing value on the Pricing Date
Final Index Value	The index closing value on the Valuation Date
Valuation Date	September , 2017, subject to adjustment for non-index business days and certain market disruption events
Issue Price/Stated Principal Amount	$10 per security
Listing	The securities will not be listed on any securities exchange.
Expected Pricing Date[1]	This offering is expected to close for ticketing on Thursday, September 27, 2012

[1] *Expected Pricing Dates are subject to change. Due to market conditions, Morgan Stanley Smith Barney or the applicable issuer may close the deal prior to, or postpone, the Expected Pricing Date. Some terms are subject to change. Terms will be fixed on the pricing date for the investment.*

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks.

September 2012

                                                       [Page left intentionally blank]

                                                       [Page left intentionally blank]

                                                       [Page left intentionally blank]

     Selected Risks [AND] Considerations

     An investment in Structured  Investments  involves a variety of risks.  Structured  Investments may be linked to a wide variety of underlying  assets,  and each  underlying  asset will have its own  unique set of risks and  considerations.  For  example,  some underlying assets have significantly  higher volatility than others. Before you invest in any Structured  Investment,  you should thoroughly review the relevant  prospectus and related offering materials for a comprehensive  description of the risks associated with the  Structured  Investment,  including the risks related to the underlying  asset(s) to which the  Structured  Investment is linked.

     The following are general risks applicable to most types of Structured Investments:

     Issuer Credit Risk
     All  payments on  Structured  Investments  are subject to the credit risk of the  applicable  issuer.  Any payments of interest or payments at maturity on a Structured  Investment are subject to the credit risk of the applicable  issuer and the issuer's  credit ratings and credit  spreads may adversely  affect the market value of the  Structured  Investment.  Investors are dependent on the applicable  issuer's  ability to pay periodic  interest  payments,  if any, and all amounts due on the  Structured  Investment  at maturity and therefore  investors are subject to the credit risk of the  applicable  issuer and to changes in the market's view of the applicable  issuer's credit risk. If the applicable  issuer defaults on its obligations under the Structured  Investment,  the investor's  investment  would be at risk and an investor could lose some or all of its  investment.  Any decline in the applicable issuer's  credit  ratings or increase in the credit  spreads  charged by the market for taking credit risk of the issuer is likely to adversely affect the value of the Structured Investment.  Furthermore,  unless issued as market-linked  certificate of deposit,
     Structured  Investments  are not bank  deposits  and are not insured by the Federal  Deposit  Insurance  Corporation  or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

     Market Risk
     The price at which a particular  Structured  Investment  may be sold prior to maturity  will depend on a number of factors and may be  substantially  less than the amount for which they were  originally  purchased.  Some of these  factors  include,  but are not limited to: (i) changes in the level of the  underlying  asset or reference  index,  (ii)  volatility of the  underlying  asset or reference index,  (iii) changes in interest rates, (iv) any actual or anticipated  changes in the credit ratings of the applicable issuer or credit  spreads  charged by the market for taking the issuer's  credit risk and (v) the time  remaining to maturity.  In addition,  we expect that the secondary market prices of a Structured  Investment will be adversely  affected by the fact that the issue price of the  securities  includes  the  agent's  commissions  and  expected  profit.  You may receive  less,  and  possibly significantly less, than the stated principal amount if you sell your investments prior to maturity.

     Liquidity Risk
     There may be little or no  secondary  market  for a  particular  Structured  Investment  and you should be  prepared  to hold your investments  until  maturity.  If the applicable  pricing  supplement so specifies,  we may apply to list a particular  Structured
     Investment on a securities  exchange,  but it is not possible to predict  whether any Structured  Investment will meet the listing requirements of that particular exchange, or if listed,  whether any secondary market will exist.  Therefore,  there may be little or no  secondary  market for  Structured  Investments.  Issuers  may, but are not  obligated  to, make a market in the  Structured
     Investments.  Even if there is a secondary market for a particular Structured  Investment,  it may not provide enough liquidity to allow  you to trade or sell your  Structured  Investment  easily.  Because  it is not  expected  that  other  broker-dealers  will participate  significantly  in the  secondary  market for  Structured  Investments,  the price at which you may be able to trade a
     Structured  Investment is likely to depend on the price,  if any, at which Morgan  Stanley  Smith Barney or another  broker-dealer affiliated  with the particular  issuer of the security is willing to transact.  If at any time Morgan Stanley Smith Barney or any other broker  dealer were not to make a market in  Structured  Investments,  it is likely that there would be no secondary  market for Structured Investments.

     Past Performance Not Indicative of Future Results
     The  historical  performance  of an underlying  asset or reference  index is not an indication of future  performance.  Historical performance of an underlying asset
     or  reference  index to which a  specific  Structured  Investment  is linked  should not be taken as an  indication  of the future performance of the underlying  asset or reference  index during the term of the  Structured  Investment.  Changes in the levels of the  underlying  asset or reference  index will affect the trading  price of the  Structured  Investment,  but it is impossible to predict whether such levels will rise or fall.

     Conflicts of Interest
     The  applicable  issuer,  its  affiliates,  Morgan  Stanley Smith Barney and/or its  affiliates  may be market  participants.  The applicable  issuer,  one or more of its  affiliates or Morgan  Stanley  Smith Barney or its  affiliates  may,  currently or in the future,  publish research reports with respect to movements in the underlying  asset to which any specific  Structured  Investment is linked.  Such research is modified from time to time without notice and may express  opinions or provide  recommendations  that are inconsistent with purchasing or holding a specific Structured  Investment or Structured  Investments  generally.  Any of these activities could affect the market value of a specific Structured Investment or Structured Investments generally.

     In most  Structured  Investments,  an affiliate of Morgan  Stanley or the  applicable  issuer is designated to act as  calculation agent to calculate the periodic interest or payment at maturity due on the Structured  Investment.  Any determinations made by the calculation agent may affect the payout to investors.

     Hedging [AND] Trading Activity
     Hedging and trading activity by the issuer and its subsidiaries  and affiliates  could  potentially  adversely affect the value of the Structured  Investments.  We expect that the calculation agent and its affiliates for a particular  Structured Investment will carry out hedging  activities  related to that Structured  Investment,  including  trading in the underlying  asset, as well as in other  instruments  related to the underlying  asset.  The issuer's  subsidiaries  and affiliates may also trade in the underlying asset and other  instruments  related to the underlying asset on a regular basis as part of their general  broker-dealer and other businesses.  Any of these  hedging or trading  activities  on or prior to the pricing  date and during the term of the  Structured
     Investment could adversely affect the value of the underlying asset, and, accordingly, the payout to investors.

     Commissions [AND] Hedging Profits
     The  inclusion  of  commissions  and  projected  profit from hedging in the  original  issue price is likely to  adversely  affect secondary market prices of Structured  Investments.  Assuming no change in market  conditions or any other relevant  factors,  the price, if any, at which any dealer is willing to purchase  Structured  Investments in secondary market transactions will likely be lower than the original issue price,  since the original issue price includes,  and secondary market prices are likely to exclude, commissions paid with respect to the Structured  Investments,  as well as the cost of hedging the applicable issuer's  obligations under  the  Structured  Investments.  The cost of  hedging  includes  the  projected  profit  that the  calculation  agent and its affiliates may realize in consideration  for assuming the risks inherent in managing the hedging  transactions.  In addition,  any secondary  market prices may differ from values  determined by pricing models used by the dealer as a result of dealer  discounts, mark-ups or other transaction costs.

     With  respect  to any MLD  offering,  you can only  count on FDIC  insurance  to cover  the  deposit  amount  of each MLD and,  if applicable, the minimum index interest.
     In the event that FDIC insurance  payments become  necessary for the MLDs prior to the maturity date, the FDIC is only required to pay the Deposit  Amount of the MLDs together with any accrued  minimum index  interest,  if any, as prescribed by law, and subject to the applicable  FDIC insurance  limits.  FDIC insurance is not available for any index interest if the applicable  issuer fails prior to the maturity date, in the case of the MLDs.  FDIC  insurance is also not available for any secondary  market premium paid by a  depositor  above the  principal  amount of an MLD.  Except to the  extent  insured by the FDIC,  the MLDs are not  otherwise insured by any governmental agency or instrumentality or any other person.

MorganStanley SmithBarney

Client Strategy Guide: September 2012 Offerings Page 17

IMPORTANT INFORMATION AND QUALIFICATIONS:

The information provided herein was prepared by sales, trading or other non-research personnel of Morgan Stanley Smith Barney LLC, and is not a product of the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc.

We remind investors that these investments are subject to market risk and will fluctuate in value. The investments discussed or recommended in this communication may be unsuitable for investors depending upon their specific investment objectives and financial position. No representation or warranty is made that any returns indicated will be achieved. Potential investors should be aware that certain legal, accounting and tax restrictions, margin requirements, commissions and other transaction costs may significantly affect the economic consequences of the transactions discussed herein. The information and analyses contained herein are not intended as tax, legal or investment advice and may not be suitable for your specific circumstances.

These materials may not be distributed in any jurisdiction where it is unlawful to do so. The products described in this communication may not be marketed or sold or be available for offer or sale in a number of jurisdictions where it is unlawful to do so. This publication is disseminated in Japan by Morgan Stanley Japan Limited; in Hong Kong by Morgan Stanley Asia Limited; in Singapore by Morgan Stanley Asia (Singapore) Pte., regulated by the Monetary Authority of Singapore, which accepts responsibility for its contents; in Australia by Morgan Stanley Australia Limited A.B.N. 67 003 734 576, a licensed dealer, which accepts responsibility for its contents; in Canada by Morgan Stanley Canada Limited, which has approved of, and has agreed to take responsibility for, the contents of this publication in Canada; in Spain by Morgan Stanley, S.V., S.A., a Morgan Stanley group company, which is supervised by the Spanish Securities Markets Commission (CNMV) and states that this document has been written and distributed in accordance with the rules of conduct applicable to financial research as established under Spanish regulations; in the United States by Morgan Stanley & Co. LLC, which accepts responsibility for its contents; and in the United Kingdom, this publication is approved by Morgan Stanley & Co. International PLC, solely for the purposes of section 21 of the Financial Services and Markets Act 2000 and is distributed in the European Union by Morgan Stanley & Co. International PLC, except as provided above. Private U.K. investors should obtain the advice of their Morgan Stanley & Co. International PLC representative about the investments concerned. In Australia, this publication, and any access to it, is intended only for "wholesale clients" within the meaning of the Australian Corporations Act. Third-party data providers make no warranties or representations of any kind relating to the accuracy, completeness, or timeliness of the data they provide and shall not have liability for any damages of any kind relating to such data.

Any estimates, projections or predictions (including in tabular form) given in this communication are intended to be forward-looking statements. Although Morgan Stanley believes that the expectations in such forward-looking statement are reasonable, it can give no assurance that any forward-looking statements will prove to be correct. Such estimates are subject to actual known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from those projected. These forward-looking statements speak only as of the date of this communication. Morgan Stanley expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in its expectations or any change in circumstances upon which such statement is based. Prices indicated are Morgan Stanley offer prices at the close of the date indicated. Actual transactions at these prices may not have been effected.

The trademarks and service marks contained herein are the property of their respective owners. Additional information on recommended securities discussed herein is available on request. This communication or any portion hereof, may not be reprinted, resold or redistributed without the prior written consent of Morgan Stanley.

"PLUS℠" is a service mark of Morgan Stanley.

"Standard & Poor's®," "S&P®" and "S&P 500®" are trademarks of Standard & Poor's Financial Services LLC ("S&P") and have been licensed for use. The securities are not sponsored, endorsed, sold or promoted by S&P, and S&P makes no representation regarding the advisability of investing in the securities.

"EURO STOXX 50®" and "STOXX®" are registered trademarks of STOXX Limited and have been licensed for use for certain purposes by Morgan Stanley.

Copyright © by Morgan Stanley 2012, all rights reserved.

This material was not prepared by the Research Departments of Morgan Stanley Smith Barney, Morgan Stanley & Co. LLC, or Citigroup Global Markets Inc. and you should not regard it as a research report. Please see the offering materials for complete product disclosure including tax disclosure and related risks. September 2012